UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

ZALICUS INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2014, Zalicus Pharmaceuticals Ltd., a wholly owned subsidiary of Zalicus Inc. (collectively, "Zalicus"), and Mallinckrodt Medical Imaging - Ireland, an affiliate of Mallinckrodt plc ("Mallinckrodt"), entered into a Royalty Purchase Agreement (the "Royalty Purchase Agreement") relating to the Asset Purchase Agreement, dated as of June 11, 2009, between Zalicus and Mallinckrodt Inc., as amended (the "Asset Purchase Agreement"). Under the Asset Purchase Agreement, Zalicus was entitled to ongoing royalty payments based on net sales of the product Exalgo® by Mallinckrodt, and has received $16.0 million in royalty payments to date since the commercial launch of Exalgo in April 2010. Under the terms of the Royalty Purchase Agreement, in exchange for the payment of $7.2 million from Mallinckrodt to Zalicus on January 31, 2014, Zalicus has terminated any further rights it has to the payment of royalties on net sales of Exalgo by Mallinckrodt.

The Royalty Purchase Agreement is included as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of such agreement, and the transactions contemplated thereby, is qualified in its entirety by reference to such exhibit.

Item 1.02 Termination of a Material Definitive Agreement.

On January 31, 2014, Zalicus prepaid its outstanding term loans of approximately $8.65 million to Oxford Finance LLC ("Oxford") under the Loan and Security Agreement, dated as of December 22, 2010, as amended (the "Loan and Security Agreement"). The proceeds from the Royalty Purchase Agreement of $7.2 million, along with the royalty payment of approximately $2.0 million to Zalicus from Mallinckrodt for net sales of Exalgo for the quarter ended December 31, 2013, were sufficient to prepay the remaining balance of approximately $8.65 million under the Loan and Security Agreement. As a result, the Loan and Security Agreement is terminated effective January 31, 2014, and Oxford has released all security interests in Zalicus' tangible and intangible property.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 regarding the Royalty Purchase Agreement is incorporated by reference into this Item 2.01.

Item 2.02 Results of Operations and Financial Condition.

The information set forth in Item 1.01 regarding the royalty payments to Zalicus since the commercial launch of Exalgo in April 2010, the information set forth in Item 1.02 regarding the Exalgo royalty payment to Zalicus for the quarter ended December 31, 2013 and the information set forth in Item 7.01 regarding the Zalicus' unaudited cash, cash equivalents, restricted cash and short term investments as of December 31, 2013 are incorporated by reference into this Item 2.02.

Item 7.01. Regulation FD Disclosure.

As of December 31, 2013, Zalicus had cash, cash equivalents, restricted cash and short-term investments of $19.8 million (unaudited).

Item 9.01.            Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.	Description
10.1	Royalty Purchase Agreement, dated as of January 31, 2014, by and between Zalicus Pharmaceuticals Ltd. and Mallinckrodt Medical Imaging - Ireland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zalicus Inc.
	By:	/s/ Justin Renz
Name: Justin Renz
Title: Executive Vice President, Chief Financial Officer and Treasurer

Dated: February 3, 2014

Index to Exhibits
Exhibit No.	Description
10.1	Royalty Purchase Agreement, dated as of January 31, 2014, by and between Zalicus Pharmaceuticals Ltd. and Mallinckrodt Medical Imaging - Ireland.